EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167733, 333-205669 and 333-225130) of Chemed Corporation of our report dated February 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2021 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio

February 28, 2022